UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2016

CAFEPRESS INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35468 (Commission file number)	94-3342816 (IRS Employer Identification No.)

11909 Shelbyville Road, Louisville, Kentucky 40243 (Address of principal executive offices, including zipcode)

(502) 995-2268 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Amendment”) for CafePress Inc. (the “Company”) amends the Current Report on Form 8-K originally filed with the Securities and Exchange Commission on July 26, 2016. On July 26, 2016 the Company disclosed, in error, certain compensation information under Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers, regarding the appointment of Mary Ann Arico, as a director, to the Company’s Board of Directors (the “Prior 8-K”). The purpose of this Current Report on Form 8-K/A is to amend the Prior 8-K to report that with her appointment to the Company’s Board of Directors, Ms. Arico was automatically granted an option to purchase 80,482 shares of the Company’s common stock under the Company’s Amended and Restated 2012 Stock Incentive Plan, correcting the 45,752 previously reported in the Prior 8-K in error.

Except as described above, this Amendment does not modify or update the disclosures presented in, or exhibits to, the Prior 8-K in any way. Those sections of the Prior 8-K that are unaffected by this Amendment are not included herein. This Amendment continues to speak as of the date of the Prior 8-K. Furthermore, the Amendment does not reflect events occurring after the filing of the Prior 8-K. This Amendment should be read in conjunction with the Prior 8-K filed on July 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CAFEPRESS INC.
November 8, 2016	/s/ Ekumene M. Lysonge By: Ekumene M. Lysonge Title: Vice President, General Counsel and Secretary